EXHIBIT 10.4

              PROMISSORY NOTE FROM CIROND CORPORATION TO BSGL, LLC
                DATED APRIL 4, 2006 IN THE AMOUNT OF $2,500,000

THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON ITS CONVERSION MAY BE SOLD, TRANSFERRED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR AS OTHERWISE PERMITTED BY THE DEBTOR, OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE DEBTOR, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.


                SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$2,500,000                                                         April 4, 2006

         FOR VALUE RECEIVED, CIROND CORPORATION, a Nevada corporation ("DEBTOR"), hereby promises to pay to BSGL, LLC, a Delaware limited liability company ("CREDITOR"), or order, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), together with accrued interest as provided herein.

     A.  INTEREST; PAYMENTS.

         1. INTEREST. Interest on the unpaid principal balance of this Note shall accrue at the per annum rate of two percent (2%) plus the Prime Rate; PROVIDED, HOWEVER, that during the continuance of an Event of Default, interest shall accrue at the per annum rate of four percent (4%) plus the Prime Rate. Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. "PRIME RATE" is the "Prime Rate" as listed in THE WALL STREET JOURNAL Money Rates report from time to time during the term hereof. Each change in the Prime Rate shall result in a change in the interest rate hereunder as of the date of such Prime Rate change, without any notice to Debtor.

         2. PRINCIPAL PAYMENTS. Debtor shall pay the principal outstanding as follows:

               a.   Upon the closing of the PIPE  Transaction, Debtor  shall pay the principal amount equal to ten percent (10%) of the Net Proceeds of the PIPE Transaction. "NET PROCEEDS" means the aggregate issuance price for the securities issued in the PIPE Transaction, less the underwriters' discount for issuing such securities;

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               b.   Three  Hundred Seventy-Five  Thousand Dollars  ($375,000) on
December 31, 2006;

               c. Three Hundred Seventy-Five Thousand Dollars ($375,000) on March 31, 2007;

               d. Three Hundred Seventy-Five Thousand Dollars ($375,000) on June 30, 2007;

               e. Three Hundred Seventy-Five Thousand Dollars ($375,000) on September 30, 2007; and

               f. The remaining outstanding principal on December 31, 2007 (the "MATURITY DATE").

         3. VOLUNTARY PREPAYMENT. Debtor shall have the right to prepay, in whole or in part, the principal of this Note, upon five (5) days' prior notice to Creditor. Partial prepayments shall be applied to the principal payment installments in the inverse order of maturity.

         4. MANDATORY PREPAYMENT. If the GAAP operating income for the Acquired Business, as defined in Section B.1, equals or exceeds Two Million Dollars ($2,000,000) for the fiscal year ending December 31, 2006, then Debtor shall prepay all of the remaining principal on or prior to January 31, 2007.

         5. INTEREST PAYMENT. On the Maturity Date, Debtor shall pay the accrued interest outstanding by issuing Common Stock at a per share price equal to the lesser of (i) the PIPE Transaction Price, and (ii) the Current Market Price on the Maturity Date.

         6. FORM OF PAYMENT. Principal and all other amounts due hereunder (other than interest, to the extent it is to be paid in Common Stock, as provided in Section A.4) are to be paid in lawful money of the United States of America in federal or other immediately available funds.

     B.  AUTOMATIC CONVERSION.

         1. AUTOMATIC CONVERSION. If Debtor's GAAP revenue attributable to the business acquired pursuant to the Foreclosure Sale Agreement (the "ACQUIRED BUSINESS") for the one year period commencing as of the date hereof (the "MEASUREMENT PERIOD") does not equal or exceed Five Million Dollars ($5,000,000), then, on the tenth (10th) day after Debtor delivers to Creditor the GAAP financial statements (the "AUTOMATIC CONVERSION DATE") for the Measurement Period (the "MEASUREMENT PERIOD FINANCIAL STATEMENTS"), Debtor shall convert One Million Dollars ($1,000,000) of the principal outstanding into Common Stock at a per share price equal


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to the lesser of (i) the PIPE  Transaction  Price,  and (ii) the Current  Market
Price on the conversion date; PROVIDED, HOWEVER, that the automatic conversion under this Section B shall not occur if an Insolvency Proceeding exists on the Automatic Conversion Date.

         2. DISPUTE RESOLUTION. If the Measurement Period Financial Statements show that the GAAP revenue attributable to the Acquired Business is less than Five Million Dollars ($5,000,000), and Creditor disagrees with such Measurement Period Financial Statements, then Creditor shall give written notice to Debtor of such disagreement prior to the Automatic Conversion Date. If such notice is timely given, the automatic conversion shall not occur on the Automatic Conversion Date. Instead, Debtor and Creditor shall jointly retain an accounting firm satisfactory to each of them within five (5) days of such notice being given. If they are unable to agree on such selection within such five (5) day period, Debtor and Creditor shall, within twenty (20) days after expiration of such five (5) day period, each retain a separate accounting firm. If either party fails to retain such a firm during such twenty (20) day period, then the accounting firm retained by the other party shall alone take the actions described below. Such firm or firms shall determine within thirty (30) days of being retained the GAAP revenue of the Acquired Business for the Measurement Period, and deliver its or their opinion in writing to Debtor and Creditor. If two firms are engaged, and they cannot jointly agree upon such revenue amount, then, unless otherwise directed in writing by Debtor and Creditor, such firms, in their sole discretion, shall choose another firm independent of Debtor and Creditor, which firm shall make such determination and render it as promptly as practicable. In either case, the determination so made shall be conclusive and binding on Debtor and Creditor. The fees and expenses for such determination made by such firm or firms shall be paid (i) by Debtor, if the determination is that the GAAP revenue was Five Million Dollars ($5,000,000) or greater, or (ii) by Creditor, if the determination is that the GAAP revenue was less than Five Million Dollars ($5,000,000). If the determination is that the GAAP revenue was less than Five Million Dollars ($5,000,000), then Debtor shall convert principal as provided in Section B.1, effective as the date of such determination, with the conversion price equal to the lesser of (i) the PIPE Transaction Price, and
(ii) the Current Market Price on the date the conversion would have occurred but for the dispute resolution process in this Section B.2 being employed.

         3. FRACTIONAL SHARES. Debtor shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon the automatic conversion under this Section B. As to any fractional share of Common Stock which Creditor would otherwise be entitled to purchase from Debtor upon such exercise, Debtor shall purchase from Creditor such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Current Market Price on the conversion date. Payment of such amount shall be made in cash or by check payable to the order of Creditor at the time of delivery of any certificate or certificates arising upon such exercise.

     C.  VOLUNTARY CONVERSION RIGHT.


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         1.    CONVERSION RIGHT.  Creditor shall have the right (the "CONVERSION
RIGHT"), in its sole discretion, at any time and from time to time during the period commencing on the date hereof and terminating on the Determination Date, to elect to convert all or any part of the principal outstanding into Common Stock at a per share price equal to the lesser of (i) the PIPE Transaction Price, and (ii) the Current Market Price on the Conversion Date, as defined in Section C.2.

         2. EXERCISE OF CONVERSION RIGHT. To convert any of the principal outstanding into shares of Common Stock, Creditor shall deliver to Debtor a written notice of election to exercise the Conversion Right (the "CONVERSION Notice"). Debtor shall, as soon as practicable thereafter, issue and deliver to Creditor a certificate or certificates, registered in Creditor's name, for the number of shares of Common Stock to which Creditor shall be entitled by virtue of such exercise (such shares the "CONVERSION SHARES"). The conversion of the principal outstanding shall be deemed to have been made on the date that Debtor receives the Conversion Notice (the "CONVERSION DATE") and Creditor shall be treated for all purposes as the record holder of the Conversion Shares as of such date.

         3. FRACTIONAL SHARES. Debtor shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon exercise of the Conversion Right. As to any fractional share of Common Stock which Creditor would otherwise be entitled to purchase from Debtor upon such exercise, Debtor shall purchase from Creditor such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Current Market Price on the Conversion Date. Payment of such amount shall be made in cash or by check payable to the order of Creditor at the time of delivery of any certificate or certificates arising upon such exercise.

         4. NOTICE OF CERTAIN EVENTS. If Debtor proposes at any time (a) to declare any dividend or distribution upon the Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of the Common Stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, Debtor shall give Creditor (1) prompt prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and
(2) in the case of the matters referred to in (c) and (d) above, prompt prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).


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     D.  SECURITY INTEREST.

         1. GRANT OF SECURITY INTEREST. Debtor grants to Creditor a security interest in the Collateral, as defined in EXHIBIT A hereto, to secure the payment of all of the indebtedness hereunder (the "SECURED OBLIGATIONS").

         2. REPRESENTATIONS AND WARRANTIES REGARDING COLLATERAL. Debtor represents and warrants to Creditor that Debtor is the true and lawful owner of the Collateral, having good and marketable title thereto, free and clear of any and all Liens other than the Lien and security interest granted to Creditor hereunder and Permitted Liens. Debtor shall not create or assume or permit to exist any such Lien on or against any of the Collateral except as created or permitted by this Note and Permitted Liens, and Debtor shall promptly notify Creditor of any such other Lien against the Collateral and shall defend the Collateral against, and take all such action as may be necessary to remove or discharge, any such Lien.

         3. PERFECTION OF SECURITY INTEREST. Debtor agrees to take all actions requested by Creditor and reasonably necessary to perfect, to continue the perfection of, and to otherwise give notice of, the Lien granted hereunder.



     E.  EVENTS OF DEFAULT.

         1. DEFINITION OF EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

               a. Debtor's breach of the obligation to pay any amount payable hereunder on the date that it is due and payable;

               b. Debtor's failure to perform, keep or observe in any material respect any of its covenants, hereunder;

               c.  The occurrence of any Senior Default; or

               d. Debtor liquidates or dissolves or becomes the subject of a proceeding under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or a receiver, liquidator, assignee, trustee or other similar official is appointed with respect to Debtor or a substantial portion of Debtor's property, or an assignment for the benefit of creditors is made by Debtor (collectively an "INSOLVENCY PROCEEDING").

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         2.    RIGHTS AND REMEDIES ON EVENT OF DEFAULT.

               a. During the continuance of an Event of Default, Creditor shall have the right, itself or through any of its agents, with or without notice to Debtor (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, Creditor shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Creditor, in its sole discretion, may deem advisable, and it shall have the right to purchase at any such sale. Debtor agrees that a notice sent at least fifteen (15) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to Creditor's reasonable attorneys' fees and legal expenses, and then to the Secured Obligations and to the payment of any other amounts required by applicable law, after which Creditor shall account to Debtor for any surplus proceeds. To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Creditor arising out of the retention or sale or lease of the Collateral or other exercise of Creditor's rights and remedies with respect thereto.

               b. To the extent permitted by law, Debtor covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Collateral or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or the decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, hereby expressly waives all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Creditor, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

               c. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all Debtor's right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Debtor, its successors and assigns, and against all


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persons and entities  claiming the Collateral sold or any part thereof under, by or through Debtor, its successors or assigns.

               d. Debtor appoints Creditor, and any officer, employee or agent of Creditor, with full power of substitution, as Debtor's true and lawful attorney-in-fact, effective as of the date hereof, with power, in its own name or in the name of Debtor, during the continuance of an Event of Default, to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Creditor's possession, to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; to notify persons and entities obligated with respect to the Collateral to make payments directly to Creditor; and, generally, to do, at Creditor's option and at Debtor's expense, at any time, or from time to time, all acts and things which Creditor deems necessary to protect, preserve and realize upon the Collateral and Creditor's security interest therein to effect the intent of this Note, all as fully and effectually as Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Secured Obligations are outstanding.

               e. All of Creditor's rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

               f. If payment of the Secured Obligations is accelerated as a result of an Event of Default, then, upon payment in full of the principal outstanding, the accrued interest shall be converted into Common Stock at a per share price equal to the lesser of (i) the PIPE Transaction Price, and (ii) the Current Market Price on the date the principal is fully paid.

     F. SUBORDINATION. Creditor's payment and other rights hereunder are subordinated to the extent provided in the Intercreditor Agreement.

     G.  OTHER PROVISIONS.

         1. REGISTRATION RIGHTS. If Debtor grants registration rights to any of its shareholders during the term hereof, or while Creditor holds any Common Stock acquired upon conversion of principal outstanding or interest accrued hereunder, then Debtor shall also grant Creditor, with respect to such Common Stock, the same registration rights, by making Debtor a party to such registration rights agreement.

         2. DEFINITIONS. As used herein, the following terms shall have the following meanings:


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


         "CLOSING PRICE": of the Common Stock on any date means the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and ask prices in either case on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading or, if not listed or admitted to trading on the Nasdaq National Market or any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ or, in case no reported sales take place, the average of the closing bid and ask prices as quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and ask prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors.

         "COMMON STOCK": means the Debtor's common stock, $0.001 par value, as it exists on the date hereof, and any shares of any class or classes of capital stock of the Debtor resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Debtor.

         "CURRENT MARKET PRICE": on any date means the average of the Closing Prices of the Common Stock on each of the five consecutive Trading Days prior to but not including such date.

         "FORECLOSURE SALE AGREEMENT": means the Foreclosure Sale Agreement, dated as of the date hereof, by and among ServGate Technologies, Inc., Debtor, Creditor and Sand Hill Finance, LLC.

         "GAAP": means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "INSOLVENCY PROCEEDING":  has the meaning specified in Section E.1.d.

         "INTERCREDITOR AGREEMENT": means the Intercreditor Agreement, dated as of April 3, 2006, by and among Debtor, Creditor, and Sand Hill Finance, LLC, as amended and restated from time to time during the term hereof.

         "LIEN": any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien,


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mortgage,  pledge,  hypothecation,  assignment,  deposit  arrangement,  security interest, charge, claim or other encumbrance of any kind.

         "PERMITTED LIENS": (i) Liens permitted under the documents evidencing the Senior Debt, and (iii) Liens securing the Senior Debt.

         "PIPE TRANSACTION": means the first bona fide issuance by Debtor, after the date hereof, in one or more related transactions or closings of securities or notes convertible into securities of Debtor, for an aggregate issuance price of not less than Five Million Dollars ($5,000,000); for purposes of this Note, the principal amount of the Bridge Loan, as defined in the Intercreditor Agreement, to the extent that it is converted into or exchanged for the securities or notes issued in the PIPE Transaction, shall be considered part of the PIPE Transaction.

         "PIPE TRANSACTION PRICE": means the price at which the securities or notes are issued in the PIPE Transaction, on an as-converted to Common Stock basis.

         "SENIOR DEBT": means the Agent Obligations and the SHF Obligations, as such terms are defined in the Intercreditor Agreement.

         "SENIOR DEFAULT": means an event of default with respect to any of the Senior Debt.

         "TRADING DAY": means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which the Common Stock is traded.

         "UCC" means the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.

               3. GOVERNING LAW; VENUE. This Note shall be governed by the laws of the State of California, without giving effect to conflicts of law principles. Debtor and Creditor agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the County of Santa Clara, State of California or, at Creditor's option, any court in which Creditor determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Note or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy. Debtor waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. Debtor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Debtor. If Debtor fails to appear or answer any summons, complaint, process or papers so served within thirty (30)


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days after the mailing or other service  thereof,  it shall be deemed in default and an order of judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Note to enforce the same, in any appropriate jurisdiction.

               4. NOTICES. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Creditor:                     BSGL, LLC
                                    c/o Michael Brownrigg
                                    1524 Columbus Avenue
                                    Burlingame, California 94010
                                    Telecopier:

With a copy to:                     Craig M. Tighe
                                    DLA Piper Rudnick Gray Cary US LLP
                                    2000 University Avenue
                                    East Palo Alto, California  94303
                                    Telecopier: (650) 833-2001

If to Debtor:                       Cirond Corporation
                                    1999 South Bascom Avenue
                                    Suite 700
                                    Campbell, CA 95008
                                    Attention:
                                    Telecopier:

With a copy to:                     Dunnington, Bartholomew and Miller, LLP
                                    477 Madison Ave.
                                    New York, New York
                                    Attention:
                                    Telecopier:  (212) 661 7769

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as


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


provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

               5. CREDITOR'S RIGHTS; DEBTOR WAIVERS. Creditor's acceptance of partial or delinquent payment from Debtor hereunder, or Creditor's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Debtor hereunder, or any right of Creditor hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Debtor waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Creditor need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Creditor be a true and correct copy of this Note in all material respects.

               6. ENFORCEMENT COSTS. Debtor shall pay all costs and expenses, including reasonable attorneys' fees and expenses Creditor expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

               7. REMEDIES. Debtor stipulate that Creditor's remedies at law in the event of any default or threatened default by Debtor, in the performance of or compliance with any of the conversion terms hereunder are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

               8. SEVERABILITY. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

               9. AMENDMENT PROVISIONS. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Creditor.

               10. BINDING EFFECT. This Note shall be binding upon, and shall inure to the benefit of, Debtor and the holder hereof and their respective successors and assigns; PROVIDED, HOWEVER, that Debtor's rights and obligations shall not be assigned or delegated without


                                       11

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

Creditor's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void AB INITIO.

               11. TIME OF ESSENCE. Time is of the essence of each and every provision of this Note.

               12. HEADINGS. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

                                    CIROND CORPORATION


                                    By
                                       -----------------------------------------

                                    Name
                                        ----------------------------------------

                                    Title
                                         ---------------------------------------




















                                       12


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